UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2025

Delcath Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16133	06-1245881
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

566 Queensbury Avenue
Queensbury, New York, 12804
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (212) 489-2100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities pursuant to Section 12 (b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value	DCTH	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Amended and Restated Bylaws

On August 12, 2025, the Board of Directors (the “Board”) of Delcath Systems, Inc. (the “Company”), acting upon the recommendation of the Nominating and Corporate Governance Committee of the Board, amended and restated the Company’s Amended and Restated By-Laws (the “Bylaws”), effective immediately. The Bylaws were updated to, among other things:

•	clarify procedural and informational requirements in connection with stockholder nominations of directors and submission of stockholder proposals pursuant to advance notice provisions;

•	update certain provisions related to the election of officers and the Chairperson of the Board as well as their duties;

•	describe the indemnification rights and the related obligations of the Company with respect to its directors, officers and other agents; and

•	incorporate administrative, modernizing, clarifying and conforming changes, including but not limited to, updates related to notice periods and remote communications.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated By-Laws of Delcath Systems, Inc. dated August 12, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 15, 2025	DELCATH SYSTEMS, INC.

	By:	/s/ David Hoffman
	Name:	David Hoffman
	Title:	General Counsel, Chief Compliance Officer and Secretary